Free Writing Prospectus

Filed Pursuant To Rule 433

Registration No. 333-206640

February 2, 2017

INSTITUTIONAL INVESTORS ONLY
GLDW
SPDR® LONG DOLLAR GOLD TRUST
The performance of the Solactive GLD® Long USD Gold Index provided in this material is hypothetical and for informational purposes only. It was calculated with the benefit of hindsight and does not represent actual past performance. Past performance, whether actual or hypothetical, is not a guarantee of future performance of any investment product.

SPDR® Long GLDW Dollar Gold Trust
Gold for a Strong Dollar EnvironmentTM
There are many reasons gold may be attractive as a strategic investment: It has historically increased portfolio diversication; it has historically outpaced ination and helped to hedge the effect of currency depreciation; and it has historically rallied in periods of heightened geopolitical and economic uncertainty. However, there is a historical negative correlation between a strengthening US dollar and the dollar price of gold. (See Figure 1).
The SPDR® Long Dollar Gold Trust (GLDW) is a passively-managed fund that is designed to offer investors the potential benets of using gold as a strategic diversier for their portfolios while offering the potential to counter the historically negative correlation between a strengthening dollar and gold prices.
An investment in GLDW entails a risk of loss and the diversication offered by the fund does not ensure a prot or a guarantee against loss.

INVESTMENT CASE FOR GOLD

Research shows that a long-term strategic allocation to gold may help increase portfolio diversification, a byproduct of its relatively low historical correlation to many asset classes, such as stocks, bonds and commodities.[1] In addition, gold has historically outperformed inflation and helped preserve purchasing power in periods of local currency depreciation.[2] Significantly, gold has historically rallied during periods of heightened geopolitical and economic uncertainty. For example, during the height of the Global Financial Crisis between August 1, 2008 and February 27, 2009, the S&P 500 Total Return Index fell by 40.65% and spot gold rose by 4.33%. The challenge for investors is that of all the factors that may influence the dollar price of gold, none may be more significant than the value of the US dollar itself.[3]

THE DOLLAR & GOLD RELATIONSHIP

Ever since President Richard Nixon ended the Gold Standard for the US dollar in 1971, the prices of both have generally tended to moved opposite to one another. In other words, a strengthening dollar has historically correlated to a weakening gold price, and vice versa. Because of all the other different factors that may influence the price of gold, the relationship is not always negative and there have been instances where both gold and the US dollar appreciate. But a strengthening US dollar has often, but not always, correlated with a weakening of the price of gold. (Figure 1).

In recent years, the US economic recovery, combined with expectations of tighter monetary policy and higher interest rates, have played an important role in shaping the direction of the US dollar and, in turn, gold. For example, the US dollar rallied to a 13-year high shortly after the Federal Reserve hiked rates in December 2016, putting pressure on gold.

Figure 1: Performance of Gold in USD and of the Dollar Since 1970


LBMA Gold Price
US Dollar Index
2000
1600
1200
800
400
0
180
160
140
120
100
80
60
1970
1975
1980
1985
1990
1995
2000
2005
2010
2015
LBMA Gold Price PM (USD/oz)
US Dollar Index

*As of December 30, 2016.
Source: SSGA, Bloomberg Finance L.P.

Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance above is not meant to represent the performance of GLDW or any other investment product. It is not possible to invest directly in an index.

State Street Global Advisors 3

A Novel Way to Invest in Gold

GLDW

The SPDR® Long Dollar Gold Trust (the "Fund") seeks to track the performance of the Solactive GLD® Long USD Gold Index, less fund expenses. The Index combines a long position in physical gold and a long-dollar exposure against a basket of non-U.S. currencies ("FX Basket") comprising the euro (EUR), the Japanese yen (JPY), the British pound (GBP), the Canadian dollar (CAD), the Swedish krona (SEK) and the Swiss franc (CHF) (the "Reference Currencies").

Product Highlights

Holds physical gold bullion

Designed to provide investors with the economic effect of holding gold with a basket of non-US currencies

Seeks to counter the historically negative correlation between a strengthening dollar and gold prices

May help increase portfolio diversification and preserve purchasing power

Designed to take advantage of USD strength that has historically at times accompanied a surge in the gold price during downturns and times of market stress[4]

Product Attributes

Benchmark Solactive GLD® Long USD Gold Index

Exchange NYSE Arca[5]

Gross Expense Ratio (%) 0.50[6]

Sponsor WGC USA Asset Management Company, LLC ("WGC AM"), a registered Commodity Pool Operator. WGC AM is an affiliate of the World Gold Council ("WGC"). In 2004, WGC through an affiliate, launched SPDR® Gold Shares (GLD®), the first US-listed physical gold ETF.

Allocated and Unallocated Gold The Fund's gold bullion is kept in the form of London Good Delivery bars (~400 oz.) and held in an allocated account.[7] The Fund's gold bullion will also be held in the Fund's unallocated account in connection with creations and redemptions of Fund shares, the Gold Delivery Agreement (discussed on page 5) and the payment of Fund expenses.[8]

Storage The gold bullion is held by the Custodian, HSBC Bank plc, in its London vault[9]

A NEW WAY TO INVEST IN GOLD

GLDW is a passively-managed fund that combines both a long position in gold and long dollar exposure against a basket of non-U.S. currencies comprising the euro (EUR), the Japanese yen (JPY), the British pound (GBP), the Canadian dollar (CAD), the Swedish krona (SEK) and the Swiss franc (CHF).[10]

A Potential Strategic Diversifier

Obtaining exposure to GLDW's physical gold is an approach that is designed to offer investors the potential benefits of using gold as a strategic diversifier for their portfolios. In this sense, GLDW is like SPDR® Gold Shares (GLD®), the first US-listed gold-backed ETF, which also offers investors the potential benefits of using gold as a strategic diversifier. But unlike GLD, GLDW also offers investors the ability to seek to counter the historically negative correlation between a strengthening US dollar and gold prices.

Enhanced Currency Hedge

Gold has also historically risen in periods of market turmoil, and GLDW is an innovative tool that is designed to allow investors to take advantage of this shared characteristic with the dollar of potentially rising in turbulent environments that both have historically at times exhibited.

Exposure To Gold In Foreign Currencies

But, unlike GLD, GLDW also is designed to provide investors with the economic effect of holding gold with a basket of non-US currencies. In a strong-dollar environment, exposure to gold through GLDW could be potentially advantageous because it would give investors a tool designed to counter the historically negative correlation between the dollar gold price and the value of the US dollar.*

An investment in GLDW entails a risk of loss and the diversification offered by the fund does not ensure a profit or a guarantee against loss.

* Note, however, that GLDW may not experience positive returns in a rising US dollar environment if gold in dollar terms is down to a greater extent than the currency component of the Index GLDW seeks to track.

4

THE MECHANICS OF GLDW

Holds Physical Gold Bullion

GLDW, like GLD, obtains its long gold exposure via a tradable ETF structure that holds physical bars of gold that are vaulted in London.[11] The Fund gains its innovative long-dollar exposure via an agreement with a gold-delivery provider. Under this agreement, in general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX basket increases), GLDW receives gold; if there is a currency loss (i.e., the value of the US dollar against the Reference Currencies comprising the FX basket decreases), GLDW delivers gold.[12]

Counters Negative Impact of the Dollar

Because GLDW combines a long gold position with a long-dollar exposure, GLDW would have outperformed gold in dollar terms between January 1, 2007 and December 31, 2016 based on a hypothetical backtest of the returns of the Index and the price of gold over that period, as Figure 2 shows. (See the prospectus **here** for additional information on how the Solactive GLD® Long USD Gold Index may perform).

Like Holding Gold With Non-US Currencies

Because of its currency hedging component, GLDW is designed to counter the historically negative correlation between the gold price and the U.S. dollar by providing investors in GLDW with the economic effect of holding gold with a basket of non-U.S. currencies.

Figure 2: Performance of Gold (USD/oz.) and the Backtested (Hypothetical) Solactive GLD® Long USD Gold Index Since 2007 (1/3/2007 = 100)*



300
230
160
90
Gold (US$/oz)
Index
Index ex. 50bps
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

*As of June 30, 2016. Gold based on the LBMA Gold Price PM.
Source: Bloomberg Finance L.P., SSGA and Solactive. Differences between the performance of the Index and the Index ex. 50bps may not be visible in the graph.

Gold based on the LBMA Gold Price PM. **HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index's currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW's gross expense ratio of 0.50%. Performance prior to the July 28, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the "Reference Currencies" which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion.** Gold's individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds.

WGC USA ASSET MANAGEMENT COMPANY, LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

State Street Global Advisors 5

Designed to Take Advantage of USD Strength in Periods of Market Stress With GLDW, gold investors may have a tool to counter the historically negative correlation between a strengthening dollar and the gold price. While gold has historically at times appreciated in periods of geopolitical and economic uncertainty, the US dollar has historically at times also risen during such periods. As such, GLDW seeks to take advantage of the gold price and U.S. dollar strength that have at times occurred together during these periods. Figure 3 shows the hypothetical back tested performance of the Solactive GLD Long USD Gold Index. It illustrates how the Index would have outperformed a position in only gold in very specific periods of market volatility and dollar strength. The Index would have outperformed the dollar price of gold during such periods because it combines the rally in the US dollar and the rally in gold during these periods of crisis. GLDW may also increase the diversification of a portfolio. The Solactive GLD Long USD Gold Index, using hypothetical back tested data, has historically resulted in low (and even negative) correlations to stock, bonds and commodity indices, as Figure 4 shows. In particular, the Index’s negative correlation to stocks is a byproduct of gold’s historically low correlation to stocks combined with the effect of a strong dollar in periods when stocks typically fall. As Figure 4 shows the Index’s correlation to other assets, based on hypothetical back-tested performance, has been closer to zero than gold itself because the Index diminishes the outsized influence the US dollar may have on the price of gold. This characteristic of the Index allows the other factors that may influence the gold price such as income growth, geopolitical uncertainty and mine production to potentially contribute more significantly to gold’s value as a portfolio diversifier. A Novel Way to Invest in Gold Figure 3: Performance of Gold, the Backtested (Hypothetical) Index and the US Dollar During Market Downtowns % 0 5 10 15 20 25 LBMA Gold Price PM (USD/oz) Index Index ex. 50bps Great Recession Jan 2008 Mar 2009 9.9 22.5 21.8 European Sovereign Debt Crisis I Dec 2009 May 2010 2.7 19.8 19.6 European Sovereign Debt Crisis II Apr 2011 Jun 2012 4.1 14.3 13.7 Figure 4: Correlation Between Gold (USD/oz.), the Backtested (Hypothetical) Index and Various Asset Classes HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. is not a guarantee of past or future results. The performance quoted is not intended performance. The performance includes the reinvestment of capital gains related WGC USA ASSET MANAGEMENT COMPANY, LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS. the deduction of any fund fees or expenses. Past performance is not a guarantee of future This material shows information for indices. An index is unmanaged, is not subject to fees, HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index’s currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW’s gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the “Reference Currencies” which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion. WGC USA ASSET MANAGEMENT COMPANY, LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS. Gold’s individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.Source: Bloomberg Finance L.P., SSGA. As of June 30, 2016. Gold based on the LBMA Gold Price PM. Correlation computed using weekly returns between January 1, 2007 and June 30, 2016. Differences between the correlation of the Index and the Index ex. 50bps are relatively small and therefore may not be visible in the graph. Gold based on the LBMA Gold Price PM, the Index on backtested data of the Solactive GLD Long USD Gold Index. US stocks are based on the S&P 500 Index, Global stocks on the MSCI ACWI Index, US bonds on the Bloomberg Barclays US Aggregate Index, US Treasuries on the Bloomberg Barclays US Treasury Index, Global bonds on the Bloomberg Barclays Global Bond Aggregate, and commodities are based on the S&P Goldman Sachs Commodity Index. Pre-Inception Index Correlations shown above are based on back tested data and are not a guarantee of past or future correlation. The correlations shown are not intended to represent the characteristics of any particular exchange traded product or security. Actual characteristics during this time may have differed substantially from the back tested data presented as the data was calculated with the benefit of hindsight. Correlations shown above for Gold are actual and are as of the time period presented Source: Bloomberg Finance L.P., ICE Benchmark Administration, Solactive, World Gold Council.

Glossary

Bloomberg Barclays Global Aggregate Bond Index A benchmark that provides a broad-based measure of the global investment-grade fixed income markets. The three major components of this index are the U.S. Aggregate, the Pan-European Aggregate, and the Asian-Pacific Aggregate Indices. The index also includes Eurodollar and Euro-Yen corporate bonds, Canadian government, agency and corporate securities, and USD investment grade 144A securities.

Bloomberg Barclays US Aggregate Bond Index A benchmark that provides a measure of the performance of the U.S. dollar denominated investment grade bond market. This includes investment grade government bonds, investment–grade corporate bonds, mortgage pass through securities, commercial mortgage backed securities and asset–backed securities that are publicly for sale in the US.

Bloomberg Barclays US Treasury Index US dollar-denominated, fixed-rate, nominal debt issued by the US Treasury. Treasury bills are excluded by the maturity constraint, but are part of a separate Short Treasury Index.

Bloomberg Commodity Index A broadly diversified commodity price index distributed by Bloomberg Indexes that tracks 22 commodity futures and seven sectors. No one commodity can compose less than 2 percent or more than 15 percent of the index and no sector can represent more than 33 percent of the index.

Global Financial Crisis The economic crisis that occurred from 2007-2009 that is generally considered biggest economic challenge since the Great Depression of the 1930s. The GFC was triggered largely by the sub-prime mortgage crisis that led to the collapse of systemically vital US investment banks such as Lehman Brothers. The crisis began with the collapse of two Bear Stearns hedge funds in June 2007 and the stabilization period began in late 2008 and continued until the end of 2009.

Great Recession The economic downturn of January 1, 2008 to March 31, 2009 that is generally considered the largest downturn since the Great Depression of the 1930s. The Great Recession was triggered largely by the sub-prime mortgage crisis, which led to the collapse of large and important investment banks, notably Lehman Brothers.

LBMA Gold Price The LBMA Gold Price is determined twice each business day — 10:30 a.m. London time (i.e., the LBMA Gold Price AM) and 3:00 p.m. London time (i.e., the LBMA Gold Price PM) by the participants in a physically settled, electronic and tradable auction.

MSCI ACWI Index The MSCI ACWI Index, or MSCI All Country World Index, is a free-float weighted equity index that includes companies in both emerging and developed world markets and is designed to be a proxy for most of the investable equities universe around the world.

S&P 500® Total Return Index The version of the popular benchmark for U.S. large-cap equities that includes 500 companies from leading industries and captures about 80% coverage of available market capitalization in the US that reflects returns after reinvestment of dividends.

S&P Goldman Sachs Commodity Index, or S&P GSCI A production-weighted index launched in 1992 that tracks the performance of 24 commodity futures contracts. The index, tilts to commodities that are more heavily produced globally, so its weights more heavily to crude oil than, say, to cocoa.

Sovereign Debt Crisis A period of time that reached crisis proportions in 2009 when several European countries on the periphery of the Eurozone became unable to repay or refinance government debt or bail out banks without the assistance of the European Central Bank and the International Monetary Fund. It was brought to heel in July 2012 with the ECB's pledge to save the euro and the Eurozone at all costs.

[1] Over the past 25 years, the correlation of gold to stocks, bonds and other commodities was -0.01, 0.19, and 0.44, respectively. Source: SSGA, Bloomberg, as of 12/31/2015. Computed using monthly returns data from Dec 1990 to Dec 2015. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Stocks represented by S&P 500 Index; Bonds represented by Bloomberg Barclays US Aggregate Index; Commodities represented by Bloomberg Commodity Index. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income.

[2] "Gold as an Inflation Hedge in a Time-Varying Coefficient Framework," RUHR Economic Papers, #362, 2012.

[3] "Breaking the Mould: A Guide to Gold Valuation," Gold Investor, October 2016.

[4] Sources: Bloomberg, World Gold Council, SSGA. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokeragecommissions associated with buying and selling exchange traded funds. Performance above is not meant to represent the performance of any investment product. It is not possible to invest directly in an index.

[5] Minimum order is one share, and individual shareholders cannot interact directly with the trust under any circumstances.

[6] The Sponsor receives a fee of 0.33% per year of the daily net asset value, or daily NAV, of the Trust, and is responsible for all ordinary fees and expenses of the Trust. The Gold Delivery Provider receives a fee of 0.17% of the daily NAV of the Trust. The gross expense ratio of 0.50% is the fund's total annual operating expense ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund's most recent prospectus.

[7] An allocated account is an account with a bullion dealer, which may also be a bank, to which individually identified units of gold (such as bars) owned by the account holder are credited. The gold held in an allocated gold account is specific to that account and is identified by a list that shows, for each unit of gold, the refiner, assay or fineness, serial number and gross and fine weight. An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of gold is credited. Transfers to an unallocated account are made by crediting the number of ounces of gold being deposited to the account and transfers from an unallocated account are made by debiting the number of ounces being withdrawn from the account. Gold held in an unallocated account is not segregated from the bullion dealer's assets. Thus, credits to an unallocated account represent only the bullion dealer's obligation to deliver gold and do not constitute ownership of any specific bars of gold.

[8] The Custodian may, from time to time, hold with sub-custodians a portion of the Fund's gold before having that gold moved to the Custodian's London vault. The Fund's gold may be deemed to be unallocated during this time.

[9] The Custodian may, from time to time, hold with sub-custodians a portion of the Fund's gold before having that gold moved to the Custodian's London vault.

[10] Pursuant to the Index methodology, the weights of the Reference Currencies comprising the FX basket are as follows: 57.6% EUR, 13.6% JPY, 11.9% GBP, 9.1% CAD, 4.2% SEK and 3.6% CHF.

[11] The Custodian may, from time to time, hold with sub-custodians a portion of the Fund's gold before having that gold moved to the Custodian's London vault.

[12] GLDW and Merrill Lynch International (the "Gold Delivery Provider") have entered into a written contract under which the Gold Delivery Provider makes or takes delivery of physical gold to or from GLDW in amounts designed to reflect how GLDW's gold performed in terms of the FX Basket comprising the Reference Currencies. Fund holdings will also change in connection with the creation or redemption of GLDW shares by authorized participants and to pay GLDW expenses.

State Street Global Advisors 7

ssga.com | spdrs.com
State Street Global Advisors One Lincoln Street, Boston, MA 02111-2900. at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any T: +1 617 664 7727. authorized participant will arrange to send you the prospectus if you request it by
Important Risk Information calling 866.320.4053.
Hypothetical Pre-Inception Index Performance is not a guarantee of past or future Neither Fund is an investment company registered under the Investment Company results. The performance quoted is not intended to represent the performance of Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have any particular exchange-traded fund security. Actual performance of any investment the protections associated with ownership of shares in an investment company may have differed substantially from the back-tested performance presented, as the registered under the 1940 Act. GLD is not subject to regulation under the CEA. performance was calculated with the benefit of hindsight and cannot account for As a result, shareholders of GLD do not have the protections afforded by the CEA. all financial risk that may affect the actual performance. The performance includes Shares of each Fund trade like stocks, are subject to investment risk and will the reinvestment of capital gains related to underlying gold holdings as well as fluctuate in market value. income related to the back-tested Index’s currency exposure, if any. The performance The value of GLD shares relates directly to the value of the gold held by GLD (less its is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee expenses). Fluctuations in the price of gold could materially and adversely affect an performance for the benchmark index takes into account GLDW’s gross expense investment in the shares. The price received upon the sale of the shares, which trade ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index at market price, may be more or less than the value of the gold represented by them. referenced herein is derived from actual data in accordance with the index calculation
GLDW shares trade like stocks, are subject to investment risk and will fluctuate in methodology which takes into account the LBMA Gold Price A.M. in reference to market value. The value of GLDW shares relates directly to the value of the gold the gold component and utilizes the WMR Fix Rate to measure the value of the USD held by GLDW (less its expenses) and the value of a basket (“FX Basket”) comprising relative to the “Reference Currencies” which takes into account the LBMA Gold Price the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and A.M. and P.M. to determine the profit and loss of the currency portion.
Swiss franc (“Reference Currencies”) against the U.S. dollar. A decline in the price of During the time period presented in the back test, a portion took place during the gold and/or an increase in the value of the Reference Currencies comprising the FX Global Financial Crisis of 2007-2009. Briefly, during that period, all asset classes basket against the U.S. dollar could materially and adversely affect an investment became correlated, an event that may not be repeatable in the future. in the shares. The price received upon the sale of the shares, which trade at market State Street Global Markets LLC (marketing agent) provided no compensation for price, may be more or less than the value of the gold and the price of each Reference the Solactive GLD® Long USD Gold Index. However WGC USA Asset Management Currency against the U.S. dollar represented by them. GLDW does not generate any
Company, LLC (Fund Sponsor) did provide compensation for the Solactive GLD® income, and as GLDW regularly sells gold to pay for its ongoing expenses, the amount Long USD Gold Index back-tested return information. of gold represented by each Share will decline over time to that extent. Investing The methodology of the Solactive GLD® Long USD Gold Index can be found here. involves risk, and you could lose money on an investment in GLDW. The Solactive GLD® Long USD Gold Index launch date was July 20, 2016. Neither Fund generates any income, and as each Fund regularly sells gold to pay for its Investing involves risk, and you could lose money on an investment in each of ongoing expenses, the amount of gold represented by each Fund share will decline over SPDR® Gold Shares Trust (“GLD®”) and SPDR® Long Dollar Gold Trust (“GLDW”) time to that extent. Investing involves risk, and you could lose money on an investment (together, the “Funds”). in each Fund. Commodities and commodity-index linked securities may be affected by changes Please see each Fund’s prospectus for a detailed discussion of the risks of investing in overall market movements, changes in interest rates, and other factors such as in each Fund’s shares. The GLD prospectus is available by clicking here, and the weather, disease, embargoes, or political and regulatory developments, as well as GLDW prospectus is available by clicking here. trading activity of speculators and arbitrageurs in the underlying commodities. The World Gold Council name and logo are a registered trademark and used with the GLDW is subject to regulation under the Commodity Exchange Act of 1936 (the permission of the World Gold Council pursuant to a license agreement. The World “CEA”). U.S. regulation of swap agreements is rapidly changing and is subject to Gold Council in not responsible for the content of, and is not liable for the use of or further regulatory developments which could be adverse to GLDW. GLDW’s swap reliance on, this material. World Gold Council is an affiliate of GLDW’s Sponsor. agreements will be subject to counterparty risk and liquidity risk. SPDR® is a registered trademark ofStandard & Poor’s Financial Services LLC Currency exchange rates between the U.S. dollar and non-U.S. currencies may (“SPFS”) and has been sublicensed by S&P Dow Jones Indices LLC (“SPDJI” fluctuate significantly over short periods of time and may cause the value of GLDW’s and together with its affiliates and SPFS, “S&P”) for use by State Street Global investments to decline. Advisors. No financial product offered by State Street Global Advisors, a division of State Street Bank and Trust Company, or its affiliates is sponsored, endorsed, sold GLDW is a passive investment vehicle that is designed to track the Index. GLDW’s or promoted by S&P. S&P makes no representation regarding the advisability of performance may deviate from changes in the levels of its Index (i.e., create “tracking investing in such product(s) nor does S&P have any liability in relation thereto. error” between GLDW and the Index) for a number of reasons, such as the fees and ® expenses of GLDW, which are not accounted for by the Index. Important Information Relating to Solactive GLD Long USD Gold Index: Frequent trading of ETFs could significantly increase commissions and other costs GLDW is not sponsored, promoted, sold or supported in any other manner by Solactive such that they may offset any savings from low fees or costs. AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index value Diversification does not ensure a profit or guarantee against loss. at any time or in any other respect. The Index is calculated and published by Solactive Investing in commodities entails significant risk and is not appropriate for all investors. AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Important Information Relating to SPDR Gold Shares Trust (“GLD ®”) and SPDR® Irrespective of its obligations towards GLDW, Solactive AG has no obligation to point Long Dollar Gold Trust (“GLDW”): out errors in the Index to third parties including but not limited to investors in and/or The SPDR® Gold Shares Trust (“GLD”) and the SPDR® Long Dollar Gold Trust financial intermediaries transacting in or with GLDW. Neither publication of the Index (“GLDW”) have each filed a registration statement (including a prospectus) by Solactive AG nor the licensing of the Index or Index trademark for the purpose with the Securities and Exchange Commission (“SEC”) for the offerings to of use in connection with GLDW constitutes a recommendation by Solactive AG to which this communication relates. GLDW has also filed the presepctus with the invest capital in GLDW nor does it in any way represent an assurance or opinion of National Futures Association. Before you invest, you should read the prospectus Solactive AG with regard to any investment in GLDW. in the registration statement and other documents each Fund has filed with For more information, please contact the Marketing Agent for GLD and the SEC for more complete information about each Fund and these offerings. GLDW: State Street Global Markets, LLC, One Lincoln Street, Boston, MA, You may get these documents for free by visiting EDGAR on the SEC website 02111; T: +1 866 320 4053 spdrgoldshares.co Not FDIC Insured No Bank Guarantee May Lose Value 2017 State Street Corporation. All Rights Reserved. ID7848-IBG-22660 0117 Exp. Date: 4/30/2017

SPDR® Long Dollar Gold Trust (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. The Fund has also filed the prospectus with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and these offerings. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.